UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2011

Live Nation Entertainment, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Front Line Management Group Stock Purchase Agreement

On February 4, 2011, Live Nation Entertainment, Inc. (the “Company”) entered into a Stock Purchase Agreement, dated as of February 4, 2011 (the “Stock Purchase Agreement”), by and among the Company, FLMG Holdings Corp., Irving Azoff, the Azoff Family Trust of 1997, dated May 27, 1997, as amended (the “Azoff Trust” and, together with Irving Azoff, the “Azoff Sellers”), Madison Square Garden, L.P. (“MSG”), LNE Holdings, LLC (“MSG Sub” and, together with MSG, the “MSG Sellers”; the MSG Sellers and the Azoff Sellers, are collectively referred to as the “Sellers”), and Front Line Management Group, Inc. (“FLMG”), pursuant to which the Company has acquired substantially all of the remaining equity interests of FLMG that it did not previously own. The transactions contemplated by the Stock Purchase Agreement were consummated on February 4, 2011 (the “Closing Date”).

Pursuant to the Stock Purchase Agreement, among other things, (i) the Company purchased all restricted and unrestricted shares of common stock of FLMG held by the Azoff Sellers for $2,372.84 per share of FLMG common stock and canceled all options to purchase common stock of FLMG held by the Azoff Sellers in exchange for consideration consisting of 1,405,392 shares of newly-issued Company common stock, par value $0.01 per share (“Common Stock”), and $47.4 million in cash; (ii) the Company purchased all shares of common stock of FLMG held by the MSG Sellers in exchange for 3,912,806 shares of Common Stock; (iii) the Azoff Sellers and MSG have surrendered their contractual rights to appoint members to the board of directors of FLMG; and (iv) the Azoff Sellers agreed to a new non-competition and non-solicitation agreement relating to FLMG and the music business. In addition, under the terms of the Stock Purchase Agreement, the Company paid the Azoff Sellers and the MSG Sellers an amount equal to the 2010 dividend paid by FLMG to the Azoff Sellers and the MSG Sellers, pro rated for the period from January 1, 2011 through the Closing Date, and paid Irving Azoff $8.6 million in cash and 374,408 shares of newly-issued Company common stock in respect of a tax gross-up due to him in respect of his restricted FLMG common stock. The Stock Purchase Agreement contains customary representations, warranties and indemnities. As a result of the transactions contemplated by the Stock Purchase Agreement, the Company will consolidate FLMG for U.S federal income tax purposes.

Irving Azoff is an executive officer of the Company and a member of its board of directors. The shares of Common Stock issued to the Azoff Sellers represented less than 1% of the total shares of Common Stock and voting power of the Company outstanding immediately prior to such issuance (after giving effect to the consummation of the transactions with the MSG Sellers contemplated by the Stock Purchase Agreement).

The Common Stock issued to the Sellers was valued at $10.48 per share (the “Per Share Price”), which represents the 5-day trailing volume weighted average stock price on the day prior to the Closing Date.

Liberty Media Subscription Agreement

Separately, the Company entered into a Subscription Agreement, dated February 4, 2011 (the “Subscription Agreement”), by and between Liberty Media Corporation (“Liberty”) and the Company. Pursuant to the Subscription Agreement, the Company sold to Liberty 1,797,600 shares of Common Stock (the “Initial Shares”) for aggregate consideration of $18.8 million in cash. The Company also agreed to sell to Liberty, and Liberty agreed to purchase from the Company, an additional 5,502,400 shares of Common Stock (the “Additional Shares”) for consideration of $57.7 million in cash, subject to receipt of approval of the Company’s stockholders, which approval will be sought at the Company’s 2011 annual meeting of stockholders, and other customary closing conditions. Immediately prior to the transactions described herein, Liberty owned approximately 18.3% of the issued and outstanding shares of Common Stock of the Company. Pursuant to the Subscription Agreement, Liberty has agreed to vote all shares of Common Stock held by it on the record date for the Company’s 2011 annual meeting in favor of the proposal to issue additional shares to it at the annual meeting. The Subscription Agreement contains customary representations, warranties and indemnities.

Two members of the board of directors of the Company (the “Board”) are appointees of Liberty pursuant to that certain Stockholder Agreement, dated February 10, 2009 (the “Stockholder Agreement”), among the Company, Liberty, Liberty USA Holdings, LLC and Ticketmaster Entertainment, Inc. The Initial Shares and Additional Shares were valued at the Per Share Price, and the Initial Shares represented less than 1% of the total shares of Common Stock and voting power of the Company outstanding immediately prior to such issuance (after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement).

Other Information

The terms of the Stock Purchase Agreement and the Subscription Agreement were each unanimously approved by a special committee of the Board comprised solely of independent directors. The special committee negotiated the terms and evaluated the fairness of the transactions to the Company.

The Company issued a press release in respect of the foregoing on February 7, 2011, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Copies of the Stock Purchase Agreement, the Subscription Agreement and the Stockholder Agreement are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the agreements above are summaries only and are qualified in their entirety by the text of the full agreements, as incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. For the issuances of the Common Stock to the Sellers and to Liberty as described in Item 1.01, the Company relied upon the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Section 4(2) thereof for transactions not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 4, 2011, Dr. John Malone resigned as a member of the Board, of which he had also served as Chairman. Following Dr. Malone’s resignation, the Board appointed Mr. Azoff as Chairman of the Board.

(d) On February 4, 2011, the Board appointed Greg Maffei as a director of the Company. Mr. Maffei was appointed to the Board to replace Dr. Malone at the behest of Liberty pursuant to the Stockholder Agreement. Mr. Maffei, who currently serves as the Chief Executive Officer, President and a member of the board of directors of Liberty, joins Mark Carleton as one of Liberty’s two designees to the Board. Mr. Maffei will serve as a Class III director of the Company and will hold office until the annual meeting of stockholders of the Company held in 2012, or until his earlier death, resignation or removal. Mr. Maffei has also been appointed as Chairman of the Board’s newly-formed Executive Committee. There are no transactions in which Mr. Maffei has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e) The information set forth in Item 1.01 under the heading “Front Line Management Group Stock Purchase Agreement” is incorporated by reference into this Item 5.02.

Additional Information About the Proposed Issuance of the Additional Shares to Liberty and Where to Find It

The proposed issuance of the Additional Shares to Liberty discussed above will be submitted to the Company’s stockholders for their consideration at the Company’s 2011 annual meeting. In connection with the proposed issuance of the Additional Shares to Liberty, the Company intends to file relevant materials with the SEC, including a proxy statement. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ISSUANCE OF THE ADDITIONAL SHARES TO LIBERTY. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by contacting the Company’s Investor Relations Department at (310) 867-7000 or by accessing the Company’s investor relations website at www.livenation.com/investors. Investors are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed issuance of the Additional Shares to Liberty.

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the proposed issuance of the Additional Shares to Liberty. Information about the executive officers and directors of the Company and the number of shares of the Company’s common stock beneficially owned by such persons is set forth in the proxy statement for the Company’s 2010 annual meeting of stockholders which was filed with the SEC on October 25, 2010, and will be set forth in the proxy statement the Company will file in respect of the proposed issuance of the Additional Shares to Liberty. Investors may obtain additional information by reading the proxy statement regarding the proposed issuance of the Additional Shares to Liberty when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Stock Purchase Agreement, dated as of February 4, 2011, by and among Live
Nation Entertainment, Inc., FLMG Holdings Corp., Irving Azoff, the Azoff
Family Trust of 1997, dated May 27, 1997, as amended, Madison Square
Garden, L.P., LNE Holdings, LLC, and Front Line Management Group, Inc.

10.2	Subscription Agreement, dated as of February 4, 2011, by and between Liberty Media Corporation and Live Nation Entertainment, Inc.
10.3
Stockholder Agreement, dated February 10, 2009, among Live Nation
Entertainment, Inc., Liberty Media Corporation, Liberty USA Holdings, LLC
and Ticketmaster Entertainment, Inc. (incorporated by reference to the
Company’s Current Report on Form 8-K, Exhibit 10.2, filed February 13,
2009).

99.1	Press Release of Live Nation Entertainment, Inc., released February 7, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

February 7, 2011	By:	Brian Capo

Name: Brian Capo
Title: Senior Vice President and Chief Accounting Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of February 4, 2011, by and among Live Nation Entertainment, Inc., FLMG Holdings Corp., Irving Azoff, the Azoff Family Trust of 1997, dated May 27, 1997, as amended, Madison Square Garden, L.P., LNE Holdings, LLC, and Front Line Management Group, Inc.
10.2	Subscription Agreement, dated as of February, 2011, by and between Liberty Media Corporation and Live Nation Entertainment, Inc.
10.3	Stockholder Agreement, dated February 10, 2009, among Live Nation Entertainment, Inc., Liberty Media Corporation, Liberty USA Holdings, LLC and Ticketmaster Entertainment, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, Exhibit 10.2, filed February 13, 2009).
99.1	Press Release of Live Nation Entertainment, Inc., released February 7, 2011.